Ohr Pharmaceuticals, Inc.  8-K

Exhibit 10.23

AMENDMENT 1 TO WARRANT AGREEMENT

This AMENDMENT 1, dated as of October 31, 2011, to the WARRANT AGREEMENT (the “Warrant Agreement”), dated the 31st day of October, 2006, between OHR PHARMACEUTICAL INC. (formerly known as BBM Holdings, Inc.), a Delaware corporation (the “Company”), and STANDARD REGISTRAR AND TRANSFER COMPANY, INC., as Warrant Agent (the “Warrant Agent”).

W I T N E S S E T H:

WHEREAS, in order to facilitate future exercise of the Warrants, the Company has offered (the “Warrant Offering”) to holders of Warrants for a period expiring at 5:00 PM on October 31, 2012, to extend the Term of the Warrant; subject to the effectiveness of this Amendment 1 to Warrant Agreement;

WHEREAS, the amendments as provided herein shall not adversely affect the interests of the holders under the Warrant Agreement;

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning set forth in the Warrant Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto agree as follows:

1. Extension Term.  The definition of “Warrant Expiration Date” set forth in the Warrant Agreement is hereby amended to replace "October 31, 2011” with “October 31, 2012,” subject to Section 2 below.  The period commencing November 1, 2011 and ending on the Warrant Expiration Date (as amended) shall be referred to as the “Extension Term”, and the Warrants shall be exercisable during the Extension Term; provided that the rights of Registered Holders under Section 4(b) of the Warrant Agreement to exercise Warrants by surrender of Common Stock or Warrants shall be void and of no effect during the Extension Term.

2. Early Termination of Extension Term.  In the event the market price of the Company’s Common Stock shall exceed an amount equal to $1.50, the Company at its option may terminate the Extension Term on 10 business days notice (the “Termination Notice”).  Market price for the purpose of this Section 2 shall mean the average closing bid price of the Common Stock for five (5) consecutive trading days as reported on the Pink Sheets or the official report of Nasdaq or any U.S. national securities exchange if the Common Stock of the Company is listed  The Termination Notice shall be delivered in accordance with Section 3 below and shall specify the date fixed for termination, which upon such notice shall be the amended Warrant Expiration Date.  If the giving of Termination Notice shall have been completed as above provided, the right to exercise the Warrants shall terminate at the close of business on the Warrant Expiration Date.

3. Notice.  Section 11 of the Warrant Agreement is hereby amended and restated so as to be and read in its entirety as  follows:

“Section 11.  Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid, or delivered to a telegraph office for transmission as follows:

(i)           if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent;

(ii)           if to the Company at:

OHR PHARMACEUTICAL INC. (formerly known as BBM Holdings, Inc. and Broadband Maritime Inc.)
489 5th Avenue, 28th Floor
New York, New York 10017
Attention: President
Telephone: 212-682-8452
Fax number: 212-644-0544

with a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention:  James Kardon, Esq.
Telephone: 212-478-7250
Fax number: 212-478-7400

or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and

(iii)           if to the Warrant Agent, at its Corporate Office.”

4. The Company agrees to indemnify and hold harmless the Warrant Agent against any and all loss, liability, claim, damage and expense whatsoever (including without limitation reasonable attorneys fees and expenses) arising out of or based upon any false representation or warranty of, or breach or failure by the Company to comply with any covenant made by, the Company herein.

5. The Warrant Agent makes no representations as to the validity or sufficiency of this amendment.  The recitals above are statements of the company and the Warrant Agent assumes no responsibility for their correctness.

6. Except as specifically provided herein, (i) the Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, (ii) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the parties under the Agreement, nor constitute a waiver of any provision of any of the Agreement except as specified herein, (iii) all references to this Agreement in the Agreement and this Amendment shall refer to the Agreement as amended from time to time, and (iv) this Amendment shall be subject to Sections 11 (as amended hereby), 12, 13 and 14 of the Agreement.

7. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.  This Amendment 1 to Warrant Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by fax or otherwise, copies of this Amendment 1 to Warrant Agreement.  Except as expressly amended hereby, the Warrant Agreement shall remain in full force and effect and is hereby ratified by the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment 1 to Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

[SEAL]

OHR PHARMACEUTICAL INC.	STANDARD REGISTRAR AND TRANSFER COMPANY, INC., as Warrant Agent

By:	By: